UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 2021

AutoWeb, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34761	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 North Ashley Drive, Suite 300 Tampa, Florida 33602-4314
(Address of principal executive offices) (Zip Code)
(949) 225-4500
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AUTO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01	Entry Into a Material Definitive Agreement.

On July 30, 2021, AutoWeb, Inc. (“Company”) entered into a Second Amendment to and Consent Under Loan, Security and Guarantee Agreement (“Credit Facility Amendment”) with CIT Northbridge Credit LLC (“CNC”), to amend the Company’s existing Loan, Security and Guarantee Agreement with CNC initially entered into on March 26, 2020, as amended on May 18, 2020, (the existing Loan Agreement, as amended to date, is referred to herein collectively as the “Credit Facility Agreement”). The Credit Facility Amendment provides for: (i) the agent’s and lenders’ consent to the acquisition by Tradein Expert, Inc., a Delaware corporation and wholly owned subsidiary of Company (“Purchaser”), described in Item 2.01 of this Current Report on Form 8-K; (ii) the inclusion of Purchaser as a guarantor, obligor, and pledgor under the Credit Facility Agreement upon the satisfaction of certain conditions; and (iii) a new permitted use of borrowings under the Credit Facility Agreement that will allow Purchaser to acquire used vehicle inventories, which new use of borrowings is limited in the amount of: (a) One Million Five Hundred Thousand Dollars ($1,500,000) prior to Purchaser becoming a guarantor, obligor, and pledgor under the Credit Facility Agreement; and (b) Three Million Dollars ($3,000,000) subsequent to Purchaser becoming a guarantor, obligor, and pledgor under the Credit Facility Agreement.

The foregoing description of the Credit Facility Agreement is not complete and is qualified in its entirety by reference to the Credit Facility Agreement and amendments thereto, including the Second Amendment to and Consent Under Loan, Security and Guarantee Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

The information set forth in Item 2.01 below is hereby incorporated by reference insofar as such information relates to the entry into material definitive agreements.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 31, 2021, Company and Purchaser entered into and consummated an Asset Purchase Agreement (“Purchase Agreement”), by and among Company, Purchaser, Car Acquisition, LLC, a Texas limited liability company dba CarZeus (“Seller”), Carzuz.com LLC, a Texas limited liability company, McCombs Family Partners, Ltd., a Texas limited partnership and Phil Kandera, an individual, pursuant to which Purchaser acquired substantially all of the assets of Seller’s San Antonio, Texas-based used vehicle acquisition platform that purchases vehicles directly from consumers and resells them through wholesale channels (“Purchase Transaction”).

The aggregate consideration of the Purchase Transaction is Four Hundred Thousand Dollars ($400,000.00) in cash.

The Purchase Agreement contains representations, warranties, covenants and conditions that the Company believes are customary for a transaction of this size and type, as well as indemnification provisions subject to specified limitations, with six-month holdback of Seventy-Five Thousand Dollars ($75,000.00) of the purchase price as a source of security for any indemnification obligations. The assertions embodied in the Company’s representations and warranties were made solely for the purposes of the Purchase Agreement and may be subject to important qualifications and limitations. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, are subject to a contractual standard of materiality different from that generally applicable to investors or may be used for the purpose of allocating risk between the parties rather than establishing matters of fact. Accordingly, the representations and warranties in the Purchase Agreement must not be relied upon as statements of factual information.

The foregoing description of the Credit Facility Agreement and Credit Facility Amendment is not complete and is qualified in its entirety by reference to the Loan, Security and Guarantee Agreement dated as of March 26, 2020, by and between the Company and CIT Northbridge Credit LLC, which is incorporated herein by reference to Exhibit 10. 1 to the Current Report on Form 8-K filed with the SEC on March 26, 2020 (SEC File No. 001-34761), as amended by the First Amendment to Loan, Security and Guarantee Agreement dated as of May 18, 2020, which is incorporated herein by reference to Exhibit 10. 1 to the Current Report on Form 8-K filed with the SEC on May 19, 2020 (SEC File No. 001-34761), and the Second Amendment to and Consent Under Loan, Security and Guarantee Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

A press release announcing the closing of this Transaction was issued and is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)
Exhibits

2.1‡	Asset Purchase Agreement, dated as of July 31, 2021, by and among AutoWeb, Inc., Tradein Expert, Inc., Car Acquisition, LLC, Carzuz.com LLC, McCombs Family Partners, Ltd., and Phil Kandera.

10.1	Second Amendment to and Consent Under Loan, Security and Guarantee Agreement dated as of July 30, 2021, by and between AutoWeb, Inc., a Delaware corporation, and CIT Northbridge Credit LLC.

99.1	Press Release dated August 2, 2021.

‡
Certain attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K because the information contained therein is not material and is not otherwise publicly disclosed. AutoWeb will furnish supplementally copies of such attachments to the SEC or its staff upon request

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 2, 2021
AUTOWEB, INC.
By:	/s/ Glenn E. Fuller
Glenn E. Fuller Executive Vice President, Chief Legal Officer and Secretary